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                                                                     EXHIBIT 4.3









                                  FTN FINANCIAL



                           DEFERRED COMPENSATION PLAN



                            Effective January 1, 2003



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TABLE OF CONTENTS
================================================================================


ARTICLE I
         Establishment and Purpose...........................................................................Page 1

ARTICLE II
         Definitions.........................................................................................Page 1

ARTICLE III
         Eligibility and Participation.......................................................................Page 6

ARTICLE IV
         Deferral Elections, Account Valuation...............................................................Page 6

ARTICLE V
         Distributions and Withdrawals......................................................................Page 10

ARTICLE VI
         Administration.....................................................................................Page 13

ARTICLE VII
         Amendment and Termination..........................................................................Page 14

ARTICLE VIII
         Informal Funding...................................................................................Page 14

ARTICLE IX
         Claims.............................................................................................Page 15

ARTICLE X
      General Conditions....................................................................................Page 17



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FTN FINANCIAL
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                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. First Tennessee National Corporation (the "Company") hereby adopts the FTN Financial Deferred Compensation Plan (the "Plan"), effective January 1, 2003 (the "Effective Date"). The purpose of the Plan is to provide selected employees of the FTN Financial Group (the "Division") with an opportunity to defer receipt of a portion of their bonus, commission, and other specified cash compensation. The Plan is not intended to meet the qualification requirements of Section 401(a) of the Code, but is intended to be an unfunded arrangement providing deferred compensation to Eligible Employees who are part of a select group of management or highly compensated employees of the Company (and its subsidiaries and affiliated companies) within the meaning of Sections 201, 301 and 401 of ERISA. The Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a "top hat" plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded "top hat" plans.


                                   ARTICLE II
                                   DEFINITIONS

2.1 Account Balance. Account Balance means, with respect to the Deferred Compensation Account or a Sub-Account, the total value of all the Investment Options in which the Participant deferrals have been Deemed Invested as of a specific date, taking into account the value of all distributions from that Account or Sub-Account to the specific date.

2.2 Account Balance Transfer. Account Balance Transfer means a one time credit to a Participant's Deferred Compensation Account, or Sub-Account thereof at the Participant's election, due to a previous obligation of the Company to the Participant pursuant to an existing nonqualified deferral plan or program that is being consolidated with this Plan at the direction of the Company. Such consolidation shall not be voluntary on the part of the Participant, but shall occur at the Company's direction.

2.3 Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular Sub-Account.

2.4 Allocation Election Form. Allocation Election Form means the form (or website screen) approved by the Plan Administrator on which the Participant makes an Allocation Election, Rebalances a Sub-Account, or elects a Transfer.

2.5 Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant on the form designated by the Plan Administrator to receive benefits to which


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FTN FINANCIAL
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         a Beneficiary is entitled under and in accordance with provisions of the Plan. The Participant's estate shall be the Beneficiary if:

         (a) the Participant has not designated a natural person or trust as Beneficiary, or
         (b)      the designated Beneficiary has predeceased the Participant.

2.6      Board.  Board means the Board of Directors of the Company.

2.7 Change of Control. For purposes of this Plan, a "Change of Control" shall mean the occurrence of (and shall be deemed to have occurred on the date of the earliest to occur of) any of the following event:

         (i) individuals who, on January 1, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2003, who election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

         (ii) any "person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

         (iii) the shareholders of the Company approve the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
         Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation") or (y) if applicable, the ultimate


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         parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), would be represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof would be in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), would be the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least two-thirds (2/3) of the members of the board of directors of the Parent
         Corporation (or, if there is no Parent Corporation, the Surviving Corporation) will have been Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

         (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

         Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

         Computations required by subsection (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumption that will result in the lowest percentage obtainable.


2.8      Intentionally Left Blank.

2.9 Code. Code means the Internal Revenue Code, as amended from time to time.

2.10 Company. Company means the First Tennessee National Corporation or any successor thereto.


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2.11     Compensation. Compensation shall mean, for purposes of this Plan, annual bonus, commissions paid throughout the plan year, and such other cash compensation (if any) approved by the Plan Administrator as Compensation for purposes of this Plan.

2.12 Compensation Deferral Agreement. Compensation Deferral Agreement shall mean the deferral election form, or such other forms furnished by the Plan Administrator (or screens on the Participant website approved by the Plan Administrator), on which a Participant elects (a) the amount of deferral and type of Compensation to be deferred beginning the first day of the following Plan Year; (b) any In-Service Distribution Dates for that year's, or a portion of that year's, deferrals; and (c) the form of payment elections for Retirement/Termination Benefits and In-Service Distributions. The Allocation Election Form may be part of the Compensation Deferral Agreement, in the discretion of the Plan Administrator.

2.13 Deemed Investment or "Deemed Invested". A Deemed Investment or "Deemed Invested" shall mean the notional conversion of a dollar amount of deferred Compensation credited to a Participant's Deferred Compensation Account into shares or units (or a fraction of such measures of ownership, if applicable) of a designated investment (e.g. mutual fund or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, for a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual investment vehicle to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.14 Deferred Compensation Account or "Account". Deferred Compensation Account or "Account" shall mean the aggregate of all of a Participant's Sub-Accounts maintained for Participant deferrals, together with a record of Deemed Investments in accordance with Participants' Allocation Elections, minus any withdrawals or distributions from said Account. The Account, and all component Sub-Accounts, shall be a bookkeeping account utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Account, and all Sub-Accounts, shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, amounts credited thereto shall not be considered "plan assets" for ERISA purposes.

2.15 Deferred Compensation Committee or "Committee". Deferred Compensation Committee or "Committee" means a committee of at least three (3) persons comprised of employees of the Division who shall serve until the earlier of termination of service or appointment of a replacement by the remaining members of the Committee. The initial members of the Deferred Compensation Committee shall be the Chief Executive Officer of the Division, the Chief Financial Officer of the Division and the Chief Operating Officer of the Division.


                                       4
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2.16     Disability. Disability means that a Participant has been determined to have incurred total and permanent disability such that the Participant qualifies for benefits as an Employee under the long-term disability ("LTD") group plan in which the Participant participates as of the date of total and permanent disability or, if none, then the Social Security definition of total disability.

2.17 Division. Division means the FTN Financial Group, a division of First Tennessee Bank National Association which is a subsidiary of the Company.

2.18 Eligible Employee. Eligible Employee means an Employee who is part of a select group of management or highly compensated employees of the Company or any subsidiary or affiliated company or division of the Company within the meaning of Sections 201, 301 and 401 of ERISA, and who is selected by the Plan Administrator to participate in the Plan.

2.19 Employee. Employee generally means a salaried employee of the Company or any subsidiary or affiliated company or division of the Company (a "Participating Employer"). However, the Plan Administrator may decide, in its discretion, whether service with a subsidiary or affiliated company that is not a Participating Employer shall be considered service as an "Employee" for purposes of the Plan, including for purposes of determining whether a Disability, Retirement or Termination of Employment has occurred and for purposes of crediting Vesting Years and other vesting events under Section 4.3(c).

2.20 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.21 In-Service Distribution. In-Service Distribution shall mean a payment or payments by the Participating Employer to the Participant following a date elected by the Participant (the In-Service Distribution Date) of the amount represented by the Account Balance in the In-Service Distribution Sub-Account pertaining to that In-Service Distribution. In-Service Distributions shall be made in accordance with Participants' In-Service Distribution form of payment election.

2.22 In-Service Distribution Date. In-Service Distribution Date shall mean the date selected by the Participant, following which the In-Service Distribution Sub-Account Balance shall be distributed in accordance with the Plan.

2.23 In-Service Distribution Sub-Account. In-Service Distribution Sub-Account shall mean a separate Sub-Account of the Deferred Compensation Account, created whenever a Participant elects a new In-Service Distribution Date (not already established with a Sub-Account) with respect to a portion, or all, of his or her deferral contributions, to which such portion of deferral specified by the Participant is credited and Deemed Invested in accordance with the Participant's Allocation Election.


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2.24     Investment Option. Investment Option shall mean an investment such as a mutual fund, life insurance sub-account, or other security approved by the Plan Administrator for use in the Plan as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant's Account or Sub-Account. The Participant has no real or beneficial ownership in any investment indicated by the elected Investment Options.

2.25 Participant. Participant means an Eligible Employee who: (1) is selected to participate in this Plan in accordance with Section 3.1 and has elected to defer Compensation in accordance with the Plan in any Plan Year or (2) has an Account Balance in his or her Deferred Compensation Account, including any Sub-Account, greater than zero prior to his or her death. A Participant's eligibility to continue to make deferrals under the Plan shall be governed by Section 3.2 of the Plan.

2.26 Plan. Plan means the FTN Financial Deferred Compensation Plan as documented herein and as may be amended from time to time hereafter.

2.27 Plan Administrator. Plan Administrator shall mean the Deferred Compensation Committee. The Plan Administrator is responsible for the day-to-day decision making, record keeping, and administration of the Plan; provided, that the Plan Administrator may delegate any of its duties to employees or others to assist in the administration of the Plan.

2.28     Plan Year.  Plan Year means January 1 through December 31.

2.29 Rebalance. Rebalance means an Allocation Election which pertains to a Participant's then existing Sub-Account and which reallocates the Sub-Account Balance among Investment Options available in the Plan.

2.30 Retirement. Retirement shall mean the voluntary termination of employment as an Employee upon reaching age 65, or after reaching age 55 with at least 10 years of continuous service as an Employee, and such involuntary terminations as are designated as a Retirement for purposes of this Plan in the sole discretion of the Plan Administrator.

2.31 Retirement Benefit. Retirement Benefit shall mean the Participant's Deferred Compensation Account Balance, including all In-Service Distribution Sub-Accounts, which is paid in the event of Retirement in accordance with Article V of the Plan.

2.32 Retirement/Termination Sub-Account. Retirement/Termination Sub-Account shall mean that portion of the Deferred Compensation Account not allocated to In-Service Distribution Sub-Accounts.

2.33 Sub-Account. Sub-Account shall mean a portion of the Deferred Compensation Account maintained separately by the Plan Administrator in order to properly administer the Plan.


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2.34     Termination. Termination or "Terminates" shall mean the termination of a Participant's employment as an Employee except for Retirement, death, or Disability.

2.35 Transfer. Transfer means a partial Allocation Election with respect to a Participant's then existing Sub-Account where a Participant transfers a portion of the Sub-Account balance from one Investment Option to another.

2.38 Valuation Date. Valuation Date shall include "Annual Valuation Date", "In-Service Valuation Date", "Termination Valuation Date", and "Death Valuation Date", and shall mean the last business day of the calendar month in which Termination of Employment (including Retirement) or Death occurs or, in the case of In Service Distributions, the last business day of the calendar month in which the In Service Date occurs. In the case of installment payments, the Annual Valuation Date shall mean the anniversary of the original Valuation Date or, if such Date is not a business day, the first business day following such anniversary, with respect to each successive installment payment.



                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 Eligibility and Participation. Each Eligible Employee, determined in the sole discretion of the Plan Administrator, shall be eligible to participate in this Plan.

3.2 Duration. Once an Employee becomes a Participant, such Employee shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Termination.

3.3 Revocation of Right to Make Future Deferrals. Notwithstanding the provisions of Section 3.2, the Plan Administrator may revoke a Participant's eligibility to make future deferrals under this Plan. Such revocation will not affect in any manner a Participant's Deferred Compensation Account or other terms of this Plan.

3.4 Notification. Each newly Eligible Employee shall be notified by the Plan Administrator, in writing, of his or her eligibility to participate in this Plan.


                                   ARTICLE IV
              DEFERRAL ELECTIONS, AND PARTICIPANT ACCOUNT VALUATION

4.1      Deferral Elections, generally


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         (a)      A Participant shall make deferrals under the Plan by
                  completing and submitting to the Plan Administrator a written Compensation Deferral Agreement provided by the Plan Administrator (or completing and electronically submitting the Deferral Election Screen on the Participant website, when made available by the Plan Administrator). Deferral elections shall be made during an annual enrollment period which shall end no later than December 31 preceding the Plan Year to which the deferral election relates. Other cash Compensation deferral elections (if any) shall be made prior to the time such amounts have been earned, during special enrollment periods announced by the Plan Administrator. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to be a Participant during any Plan Year may, in the initial year of eligibility only, make deferral elections with respect to Compensation which will be paid during the balance of such Plan Year but after such elections in such Plan Year, within 30 days of the date of notification of eligibility as required in Section 3.4 of the Plan.

         (b) Deferral elections shall remain in effect from Plan Year to Plan Year unless modified or revoked by the Participant in writing on such forms as may be prescribed by the Plan Administrator (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available) during an enrollment period. Except as otherwise provided in Section 4.1(h) below, such modification or revocation shall become effective on the first day of the Plan Year following the date of the modification or revocation.

         (c) A Compensation Deferral Agreement shall designate, in whole percentages, the amount of Compensation to be deferred. Participants may defer up to a maximum of 50% of their Compensation annually, offset by the amount of Compensation deferred into any other nonqualified deferral plan or program including, without limitation, the Company Discounted Stock Option Plan.

         (d) The foregoing notwithstanding, in the event a Participant's deferral election results in insufficient non-deferred Compensation from which to withhold taxes in accordance with applicable law, the deferral election shall be reduced as necessary to allow the Company to satisfy tax withholding requirements.

         (e) Compensation deferrals shall be deducted on a pro rata basis on each pay day during the Plan Year on which such Compensation is paid, and the amount deferred shall be credited to the Participant's Retirement/Termination Benefit Sub-Account or In-Service Distribution Sub-Account(s), as applicable, and a Deemed Investment shall be made in the Investment Option(s) elected by the Participant as of the close of business on the date it would otherwise have been paid as Compensation to the Participant.

         (f) Account Balance Transfers shall be credited to the Participant's Retirement/Termination Benefit Sub-Account or In-Service Distribution Sub-Account(s), as elected by the Participant, and a Deemed Investment shall be made


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                  in the Investment Options(s) elected by the Participant as of the close of business on the date determined by the Company. Thereafter, Account Balance Transfers shall be treated in all respects as though they had been a deferral of Compensation into this Plan.

         (g) The Compensation Deferral Agreement shall indicate the Participant's election of payment schedule for his or her Retirement/Termination Benefit. A Participant shall elect to have such Retirement/Termination Benefit distributed: (a) a portion, or all, in a single lump sum payable as soon as administratively practicable following the Termination Valuation Date; and/or (b) the balance (assuming it is at least $25,000) in up to twenty (20) annual installment payments payable beginning at the time described in Section
                  5.3. An election of a payment schedule for a Participant's Retirement Benefit shall pertain to the entire Retirement/Termination Benefit Sub-Account Balance. A Participant shall be permitted to change his or her payment schedule election at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the Participant's date of Termination of Employment. Any payment schedule election made within thirteen months of Termination of Employment shall be null and void, and the most recent payment schedule election which is dated at least thirteen months prior to Termination of Employment will be in effect.

         (h) A Participant may not modify or revoke a Compensation Deferral Agreement during a Plan Year by changing the amount of the Compensation deferral except in the case of severe financial hardship (defined in Section 5.8) and then only with the approval of the Plan Administrator which it may or may not give in its sole discretion.

4.2      In-Service Distribution Date Election.

         (a) The Compensation Deferral Agreement shall also indicate the Participant's election of In-Service Distribution Date(s) (if any). An In-Service Distribution election shall pertain to such portion of deferred Compensation for the Plan Year as elected by the Participant and, if permitted by the Plan Administrator, to Account Balance Transfers. An In-Service Distribution election shall cause an In-Service Distribution Sub-Account to be established (unless such Sub-Account already exists), to which such portion of deferred Compensation shall be credited and Deemed Invested in Investment Options elected by the Participant. In the event an In-Service Distribution Sub-Account has already been established for the In-Service Distribution Date referred to in the deferral election, such portion of deferred Compensation shall be credited to the existing In-Service Distribution Sub-Account.

         (b) A Participant may maintain up to three (3) In-Service Distribution Sub-Accounts.


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         (c)      A Participant may change an In-Service Distribution Date once only and may cancel an In-Service Distribution Date, as follows:

                  (i) An In-Service Distribution Date change or cancellation may be made by submitting a new Compensation Deferral Agreement or such other form as may be provided for In-Service Distribution Date changes by the Plan Administrator (or completing and electronically submitting the appropriate screen on the Participant website, when available) at any time, so long as the date that such form is submitted to the Plan Administrator is at least thirteen (13) months prior to the In-Service Distribution Date being changed or cancelled.

                  (ii) The In-Service Distribution Date may be extended to a subsequent year (and must be extended by at least one year), but it may not be made to occur sooner than the original date.

                  (iii) The In-Service Distribution election may be cancelled, even if the Participant previously has made an In-Service Distribution Date change with respect to such In-Service Distribution. A cancellation of an In-Service Distribution Date shall cause the In-Service Distribution Sub-Account to be merged into the Retirement/Termination Benefit Sub-Account.

                  (iv) Making an In-Service Distribution Date change or cancellation in accordance with the Plan is specific to the In-Service Distribution to which it refers, and shall not affect other In-Service Distributions or the ability of the Participant to make new In-Service Distribution elections with respect to new deferral contributions.

         (d) Any portion of a deferral not credited to an In-Service Distribution Sub-Account will be credited to the Retirement/Termination Benefit Sub-Account.

         (e) The Compensation Deferral Agreement shall also indicate the Participant's election of payment schedule for each In-Service Distribution Date. Permitted payment schedules for In-Service Distributions are a single lump sum or (assuming the In-Service Distribution Sub-Account Balance is at least $10,000) from two (2) to five (5) annual installment payments. A Participant shall be permitted to change his or her payment schedule election for an In-Service Distribution at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the In-Service Distribution Date.

4.3      Allocation Elections and Valuation of Accounts


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         (a)      A Participant shall elect Investment Options from a list of
                  Investment Options provided by the Plan Administrator. The initial election shall be made on the Allocation Election Form approved by the Plan Administrator (or Allocation Election Screen on the Participant website approved by the Plan Administrator) and shall specify the allocations among the Investment Options elected. A Participant may make different Allocation Elections for each Sub-Account. A Participant's Sub-Accounts shall be valued as the sum of the value of all Investment Options in which such Sub-Account is Deemed Invested minus any withdrawals or distributions from said Sub-Account. Investment Options shall be utilized to determine the earnings attributable to the Sub-Account. Election of Investment Options do not represent actual ownership of, or any ownership rights in or to, the actual funds to which the Investment Options refer, nor is the Company (or any other Participating Employer) in any way bound or directed to make actual investments corresponding to Deemed Investments.

         (b) The Plan Administrator, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change. Any unallocated portion of a Sub-Account or any unallocated portion of new deferrals shall be Deemed Invested in an Investment Option referring to a money market based fund or sub-account.

         (c) A Participant may make a new Allocation Election with respect to future deferrals and Company Contributions, and may Rebalance or Transfer funds in any of his or her Sub-Accounts, provided that such new allocations, Rebalances or Transfers shall be in increments of one percent (1%), and Rebalances and Transfers apply to the entire Sub-Account Balance. New Allocation Elections, Rebalances, and Transfers may be made on any day, and will become effective as soon as administratively practicable.

         (d) Notwithstanding anything in this Section to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts deferred under the Plan in any manner, regardless of any Allocation Elections by any Participant. A Participant's Allocation Election shall be used solely for purposes of determining the value of such Participant's Sub-Accounts and the amount of the corresponding liability of the Participating Employer in accordance with this Plan.


                                    ARTICLE V
                          DISTRIBUTIONS AND WITHDRAWALS

5.1      In-Service Distributions.


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         (a)      In the event an In-Service Distribution Sub-Account Balance shall be less than $10,000 on the initial In-Service Distribution Valuation Date, the In-Service Distribution shall be made in a single lump sum as soon as administratively practicable following the In-Service Distribution Valuation Date. Otherwise, each In-Service Distribution shall be paid in accordance with the payment schedule election made with respect thereto, beginning as soon as administratively practicable following the In-Service Distribution Valuation Date. In the event a Participant has elected installment payments for an In-Service Distribution, the installment payments shall be determined as set forth in Section 5.3 of the Plan.

         (b) Notwithstanding a Participant's election to receive an In-Service Distribution, all In-Service Distribution Sub-Account Balances shall be distributable as part of the Retirement Benefit, Termination benefit, or death benefit upon the occurrence of any event which triggers a distribution under any other provision of this Article V, if such date occurs prior to the Interim Distribution Date or prior to the completion of installment payment(s) elected in connection with any In-Service Distribution Date.

5.2      Retirement Benefit Distribution. Subject to the provisions of this
         Article V, each Participant shall be entitled to a Retirement Benefit in an amount equal to the value of such Participant's Deferred Compensation Account (including all Sub-Accounts) on the Termination Valuation Date, subject to adjustment in the event of payment in installments under Section 5.3.

5.3 Termination other than Retirement. In the event that a Participant Terminates in a manner which is not a Retirement, he or she shall receive an amount equal to the vested portion of his or her Deferred Compensation Account (including all Sub-Accounts) in a single lump sum as soon as administratively practical following the Termination Valuation Date.

5.4 Installment Payments. If the Participant has elected installment payments for his or her Retirement Benefit distribution or an In-Service Distribution, annual cash payments will be made beginning as soon as administratively practicable following the applicable Valuation Date (Termination or In-Service) or, in the event of a partial lump sum election, following the first anniversary of the partial lump sum payment made following Retirement. Such payments shall continue annually on or about the anniversary of the previous installment payment until the number of installment payments elected has been paid. The installment payment amount shall be determined annually as the result of a calculation, performed on the Annual Valuation Date, where
         (i) is divided by (ii):

                  (i) equals the value of the applicable Sub-Account on the Annual Valuation Date; and
                  (ii)     equals the remaining number of installment payments.

5.5 Small Account Balance Lump Sum Payment. In the event that a Participant's Retirement/Termination Sub-Account Balance is less than $25,000 or a Participant's In-


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         Service Distribution Sub-Account Balance is less than $10,000 on the initial Termination or In-Service Distribution Valuation Date, the Retirement Benefit or In-Service Distribution, as applicable, shall be paid in a lump sum and any form of payment election to the contrary shall be null and void.

5.6 Disability Benefit. In the event of Disability, a Participant shall receive his or her Retirement/Termination Account Balance paid in the form of payment elected for a Retirement Benefit in accordance with
         Section 4.1. Valuation shall be as of the last business day of the month in which the Participant became disabled, subject to adjustment in the event of payment of installments under Section 5.3.

5.7 Death Benefit. In the event of a Participant's death either before Termination of Employment or before complete distribution of an In-Service Distribution or Retirement Benefit, such Participant's Beneficiary, named on the most recently filed Beneficiary Designation Form, shall be paid an amount equal to the remaining Deferred Compensation Account Balance in a single lump sum within 90 days of the Death Benefit Valuation Date.

5.8 Hardship Withdrawal. A Participant may request, in writing to the Plan Administrator, a distribution under the Plan if the Participant experiences a "financial hardship". A financial hardship is an unanticipated emergency that is caused by an event beyond the control of a Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. The Plan Administrator, in its sole discretion, shall determine whether a Participant has experienced a financial hardship. The amount of any distribution for financial hardship is limited to the amount of the severe financial need, which cannot be met with other resources of the Participant. The amount of such hardship distribution shall be subtracted first from the vested portion of the Participant's Retirement/Termination Benefit Sub-Account until depleted and then from the In-Service Distribution Sub-Accounts (if any) beginning with the most distant. Values for purposes of administering this Section shall be determined on the date the Plan Administrator approves the amount of the hardship withdrawal, or such other date determined by the Plan Administrator.

5.9 Voluntary Withdrawal. A Participant may request, in writing to the Plan Administrator, to have up to 100% of the vested portion of his or her Deferred Compensation Account Balance (or remaining Balance, if during installment payments) at any time and for any reason, subject to a penalty of 10% of the amount distributed. The penalty shall be forfeited to the Company (and/or to one or more Participating Employers if so determined by the Plan Administrator). There is a minimum withdrawal amount of $5,000. Deferral elections shall be deemed revoked for the balance of the Plan Year in which such withdrawal election is made and not permitted for the following Plan Year. The amount of such voluntary withdrawal shall be subtracted first from the vested portion of the Participant's Retirement/Termination Sub-Account until depleted and then from the In-Service Distribution Sub-Accounts (if any) beginning with the most distant. Values for purposes of administering this Section shall be determined on the date the Plan


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         Administrator approves the amount of the withdrawal, or such other date determined by the Plan Administrator.

5.10 Court Order. In the event of a final, non-appealable valid order of a Court of competent jurisdiction in a domestic relations matter which requires a distribution of a Participant's Account or portion thereof , the Plan Administrator may, in its sole discretion, treat such request as though it were a request for a Hardship withdrawal which satisfied the requirements of an unforeseen severe financial hardship and make a distribution to the Participant, or court ordered recipient as the case may be in the amount necessary to satisfy the Court order.

5.11 Pro-Rata Subtraction from Investment Options. In the event a distribution under this Article V (e.g., an installment payment, hardship or voluntary withdrawal, etc.) is less than the entire Sub-Account Balance and the Sub-Account is allocated over more than one Investment Option, the distribution shall be subtracted from each Investment Option in a pro-rata manner determined in the sole discretion of the Plan Administrator.










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                                   ARTICLE VI
                                 ADMINISTRATION

6.1 Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in
         Article IX.

6.2 Withholding. The Participating Employers shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

6.3 Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority with respect to administration of the Plan, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or her or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or her or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

6.4 Expenses. The expenses of administering the Plan shall be paid by the Company.

6.5 Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

6.6 Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.




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                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Plan is intended to be permanent, but the Plan Administrator, with approval from the Company, may at any time modify, amend, or terminate the Plan or the participation of a Participant in the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. Notwithstanding the foregoing, the Plan Administrator shall be permitted upon termination of the Plan or the participation of a Participant to pay each affected Participant (without such Participant's consent) a lump sum in the amount of such Participant's vested Account Balance as of the date of such Plan termination.

7.2 Termination in Event of Adverse Tax Determination or Law Change. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan or if legislation is passed which causes current income taxation of deferred amounts, Company contributions, and/or the investment earnings attributed thereto due to any Participant withdrawal right or other Plan provision, the Plan Administrator, in its sole discretion, may terminate the Plan or such Participant's participation in the Plan and/or may declare null and void any Plan provision with respect to affected Participants. In addition, it is intended that this Plan comply with all provisions of the Internal Revenue Code and regulations and rulings in effect from time to time regarding the permissible deferral of compensation and taxes thereon, and it is understood that this Plan does so comply. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Plan Administrator, in its sole discretion, may choose to terminate the Plan or it may (to the extent it deems practicable) give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan.


                                  ARTICLE VIII
                                INFORMAL FUNDING

8.1 General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Participating Employer of the Participant, or a Rabbi Trust created by the Company for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Division or the


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         Company and any Employee, spouse, or Beneficiary. To the extent that any Participant (or any person claiming through such Participant) acquires a right to receive payments under this Plan, such rights are no greater than the right of an unsecured general creditor of the Company. To the extent necessary to qualify as an unfunded plan for both income tax and ERISA purposes, and only to that extent, Participants are deemed to waive any priority claims to Company assets established under State law pertaining to wages or other remuneration for employment services.

8.2 Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle. If such a trust is established, Participants shall have no ownership interest in assets held in such trust.


                                   ARTICLE IX
                                     CLAIMS

9.1 Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim ("Claimant"). Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan document shall be cited and, where appropriate, an explanation as to how the Claimant can perfect the claim will be provided, including a description of any additional material or information necessary to complete the claim, and an explanation of why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under
         Section 502(a) of ERISA following an adverse decision on review. This notice of denial of benefits will be provided within 90 days of the Plan Administrator's receipt of the Claimant's claim for benefits. If the Plan Administrator fails to notify the Claimant of its decision regarding the Claimant's claim, the claim shall be considered denied, and the Claimant shall then be permitted to proceed with an appeal as provided in this Article. Notwithstanding the foregoing, if the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

9.2 Appeal. A Claimant who has been completely or partially denied a benefit shall be entitled to appeal the denial of his or her claim by filing a written appeal with the Plan Administrator no later than sixty
         (60) days after: (a) receipt of the written notification of such claim denial, or (b) the lapse of ninety (90) days without an announced decision or


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         notice of extension. A Claimant who timely requests a review of his or her denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Plan Administrator. Following its review of any additional information submitted by the Claimant, the Plan Administrator shall render a decision on its review of the denied claim in the following manner:

         (a) The Plan Administrator shall make its decision regarding the merits of the denied claim within 60 days following its receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). It shall deliver the decision to the Claimant in writing. If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the determination on review.

         (b) The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

         (c) The decision on review shall set forth a specific reason for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

         (d) The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant to the Claimant's claim for benefits.

         (e) The decision on review will include a statement describing any voluntary appeal procedures offered by the Plan (but the Plan is not required to have any such procedures) and a statement of the Claimant's right to bring an action under Section 502(a) of ERISA.

         (f) A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.


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                                    ARTICLE X
                               GENERAL CONDITIONS

10.1 Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

10.2 No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. The right and power of the Company (or any of its subsidiaries or affiliated companies that is the Employee's employer) to dismiss or discharge an Employee is expressly reserved.

10.3 No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Company or any of its subsidiaries or affiliated companies.

10.4 Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.5 Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

10.6 Governing Law. To the extent not preempted by ERISA, the laws of the State of Tennessee shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted, effective as of January 1, 2003.

                                         FIRST TENNESSEE NATIONAL CORPORATION

                                         By:
                                             -----------------------------------
                                         Its:
                                             -----------------------------------

                                         ATTEST:
                                                --------------------------------



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